Exhibit B
                            CSW International, Inc.
                           Consolidated Balance Sheet
                                 June 30, 1999
                                  (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
      Electric distribution plant                       $ 1,445,282
      General plant                                         281,698
                                                        ------------
            Total Electric Plant                          1,726,980
      Less - Accumulated depreciation                      (642,698)
                                                        ------------
            Total Fixed Assets                            1,084,282

Current Assets
      Cash and cash equivalents                              72,456
      Short-term investments                                 31,391
      Accounts receivable                                   275,593
      Advances to affiliates                                    185
      Inventories                                            78,990
      Other current assets                                    6,527
                                                        ------------
            Total Current Assets                            465,142

Other Assets
      Goodwill                                            1,314,904
      Prepaid benefit costs                                  56,801
      Equity investments and other                          207,108
                                                        ------------
            Total Other Assets                            1,578,813

            Total Assets                                $ 3,128,237
                                                        ============

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                              $ 1
      Paid-in capital                                       829,000
      Retained earnings                                     201,794
      Minority interests                                        920
      Foreign currency translation and other                (54,577)
                                                        ------------
                                                            977,138

      Long-term debt                                      1,118,430

Current Liabilities
      Accounts payable                                      199,188
      Advances from affiliates                              198,469
      Accrued interest payable                               40,484
      Loan notes                                             28,516
      Accrued taxes payable                                  95,694
      Customer prepayments                                   34,303
      Other                                                  31,995
                                                        ------------
                                                            628,649
Deferred Credits
      Deferred tax liability                                277,640
      Other                                                 126,380
                                                        ------------
            Total Deferred Credits                          404,020

                                                        ============
            Total Capitalization and Liabilities        $ 3,128,237
                                                        ============